EXHIBIT 21

                       Subsidiaries of Cygne Designs, Inc.

                                                    Jurisdiction of Organization
           Subsidiary                                  or Incorporation
           ----------                                  ----------------

Sportswear International (USA), Inc.                Delaware

CTB Limited                                         British Virgin Islands

Cygne Guatemala, S.A.                               Guatemala

JMB Internacional, S.A.                             Guatemala

C.M. Israel Sewing Houses Ltd.                      Israel

M.T.G.I. - Textile Manufacturers Group
  (Israel) Limited                                  Israel

Cygne Sourcing Co., S.r.l.                          Italy

Wear & Co. S.r.l.                                   Italy

AC Services, Inc.                                   Delaware

MBS Company, Inc.                                   Delaware

Cygne Group (F.E.) Limited                          Hong Kong

Fenn, Wright and Manson Incorporated                New York

HKN (US) Inc.                                       New York

T. Wear Company S.r.l.                              Italy

Tralee, S.A.                                        Uruguay